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                                                                    EXHIBIT 23-d




                               February 27, 1998




BellSouth Capital Funding Corporation
1155 Peachtree Street, NE
Atlanta, Georgia 30309-3610

BellSouth Corporation
1155 Peachtree Street, N.E.
Atlanta, Georgia 30309-3610

Dear Sirs:

         I refer to Registration Statement No. 333-45607 which BellSouth Capital Funding Corporation (the "Company") and BellSouth Corporation ("BellSouth") have filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to $500,000,000 of debt securities to be issued by the Company.

         I hereby consent to the making of the statement with respect to me in the related prospectus under the heading "Legal Opinions."

                                                     Very truly yours,

                                                     /s/ Mark D. Hallenbeck
                                                     -----------------------

                                                     Mark D. Hallenbeck